Exhibit 99.2

LIBERTY INTERACTIVE CORPORATION TO PRESENT AT THE MORGAN STANLEY TECHNOLOGY, MEDIA, AND TELECOM CONFERENCE

Englewood, Colo, Feb 21 - Liberty Interactive Corporation (Nasdaq: LINTA, LINTB) announced that Chris Shean, Senior Vice President and CFO of Liberty Interactive, will be presenting at the Morgan Stanley Technology, Media, and Telecom Conference on Tuesday, February 28th at 2:10 p.m., Pacific Time at the Palace Hotel in San Francisco, CA.  During his presentation, Mr. Shean may make observations regarding the company’s financial performance and outlook.

The presentation will be broadcast live via the Internet.  All interested persons should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days.

About Liberty Interactive Corporation

Liberty Interactive (Nasdaq: LINTA, LINTB) owns interests in a broad range video and online commerce businesses including QVC, Provide Commerce, Backcountry.com, Celebrate Interactive, Bodybuilding.com, Evite, Expedia and TripAdvisor.

Contact:

Courtnee Ulrich

720-875-5420